UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2025

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RPM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Extension of Accounts Receivable Securitization Facility

On April 30, 2025, RPM International Inc. (the “Company”) amended and extended its existing accounts receivable securitization facility (the “A/R Facility”) by entering into Amendment No. 10 to Amended and Restated Receivables Purchase Agreement, dated as of April 30, 2025 (the “RPA Amendment”), among the Company, RPM Funding Corporation, a special purpose entity (the “SPE”) whose voting interests are wholly owned by the Company, certain purchasers from time to time party thereto, PNC Bank, National Association, as administrative agent, and PNC Capital Markets LLC, as structuring agent. The RPA Amendment increases the overall size of the A/R Facility from $250.0 million to $300.0 million and extends the facility termination date to April 30, 2028.

The A/R Facility will continue to include customary representations and covenants under the agreements, including an interest coverage ratio test if the Company does not maintain an investment grade public debt rating with at least two specified rating agencies.

The Company paid customary fees to the administrative agent for this financing.

The description contained herein of the RPA Amendment is qualified in its entirety by reference to the full text of the RPA Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending May 31, 2025, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)
Date April 30, 2025

/s/ Tracy D. Crandall
Tracy D. Crandall
Vice President, General Counsel, Chief Compliance Officer and Secretary